Contact:	Lily Outerbridge Investor Relations (441) 298-0760

PLATINUM UNDERWRITERS HOLDINGS, LTD. COMMENTS ON LOSS ESTIMATES FOR 2011 CATASTROPHES

HAMILTON, BERMUDA, October 11, 2011 – Platinum Underwriters Holdings, Ltd. (NYSE: PTP) today announced that it expects losses from major catastrophes in the third quarter of 2011 and increases to its loss estimates for major catastrophes in the first and second quarters of 2011 will have a net negative impact of approximately $112.4 million on the Company’s third quarter 2011 results. The net negative impact from these events includes an estimate of losses and loss adjustment expenses, net of retrocessional coverage, reinstatement premiums, taxes and the expected impact of foreign exchange rates.

Approximately $14.1 million of the estimated net negative impact relates to Hurricane Irene, which caused extensive flooding and wind damage in the Caribbean and along the East Coast of the United States in late August of 2011. This estimate is based on claims information from brokers and clients, a review of the Company’s in-force contracts, portfolio modeling and market share analysis. The balance of the estimated net negative impact relates to increases to the Company’s loss estimates for major catastrophes in the first and second quarters of 2011 and is based primarily on new claims information recently received from clients.

Estimated Net Negative Impact from 2011 Catastrophes
($ in millions)
Third Quarter 2011 Catastrophe Loss Estimates
Hurricane Irene	$14.1
Increases to First and Second Quarter 2011 Catastrophe Loss Estimates
February New Zealand earthquake	$26.9
Japan earthquake	34.1
April and May severe U.S. weather	10.1
June New Zealand earthquake	27.2

Subtotal	$98.3
Total	$112.4

Additionally, the Company currently estimates that other catastrophe events in 2011 will result in approximately $25 million of loss to the Company during the third quarter of 2011 and will be reflected in the Company’s attritional loss ratio.

The Company’s assessment of its exposure to these events is ongoing. The actual net negative impact of these events on the Company’s results may differ materially from the Company’s estimates due to the inherent uncertainties of making such estimates, including the preliminary nature of available information, uncertainties in loss development patterns, the use of portfolio models in the estimation process and potential inaccuracies and inadequacies in data provided by clients and brokers.

About Platinum
Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis.  Platinum operates through its principal subsidiaries in Bermuda and the United States.  For further information, please visit Platinum’s website at www.platinumre.com.

Safe Harbor Statement Regarding Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on our current plans or expectations that are inherently subject to significant business, economic and competitive uncertainties and contingencies. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us. In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import generally involve forward-looking statements. The inclusion of forward-looking statements in this press release should not be considered as a representation by us or any other person that our current plans or expectations will be achieved. Numerous factors could cause our actual results to differ materially from those in forward-looking statements, including, but not limited to, the occurrence of severe natural or man-made catastrophic events; the effectiveness of our loss limitation methods and pricing models; the adequacy of our ceding companies’ ability to assess the risks they underwrite; the adequacy of our liability for unpaid losses and loss adjustment expenses; the effects of emerging claim and coverage issues on our business; our ability to maintain our A.M. Best and S&P ratings; our ability to raise capital on acceptable terms if necessary; our exposure to credit loss from counterparties in the normal course of business; our ability to provide reinsurance from Bermuda to insurers domiciled in the United States; the cyclicality of the property and casualty reinsurance business; the highly competitive nature of the property and casualty reinsurance industry; losses that we could face from terrorism, political unrest and war; our dependence on the business provided to us by reinsurance brokers and our exposure to credit risk associated with our brokers during the premium and loss settlement process; the availability of catastrophic loss protection on acceptable terms; foreign currency exchange rate fluctuation; our ability to maintain and enhance effective operating procedures and internal controls over financial reporting; the preparation of our financial statements requires us to make many estimates and judgments; the representations, warranties and covenants in our credit facilities limit our financial and operational flexibility; our ability to retain key executives and attract and retain additional qualified personnel in the future; the performance of our investment portfolio; fluctuations in the mortgage-backed and asset-backed securities markets; the effects of changes in market interest rates on our investment portfolio; the concentration of our investment portfolio in any particular industry, asset class or geographic region; the possibility that we may become subject to taxes in Bermuda after 2016; the effects that the imposition of U.S. corporate income tax would have on Platinum Underwriters Holdings, Ltd. and its non-U.S. subsidiaries; the risk that U.S. persons who hold our shares will be subject to adverse U.S. federal income tax consequences if we are considered to be a passive foreign investment company for U.S. federal income tax purposes; under certain circumstances, our shareholders may be required to pay taxes on their pro rata share of the related person insurance income of Platinum Underwriters Bermuda, Ltd.; U.S. persons who dispose of our shares may be subject to U.S. federal income taxation at the rates applicable to dividends on all or a portion of their gains, if any; holders of 10% or more of our shares may be subject to U.S. income taxation under the “controlled foreign corporation” rules; the effect of changes in U.S. federal income tax law on an investment in our shares; the impact of Bermuda’s commitment to the Organization for Economic Cooperation and Development to eliminate harmful tax practices on our tax status in Bermuda is uncertain; the effect of potential changes in the regulatory system under which we operate; the impact of regulatory regimes and changes to accounting rules on our financial results, irrespective of business operations; the impact of the Dodd-Frank Act on our business; the dependence of the cash flows of Platinum Underwriters Holdings, Ltd., a holding company, on dividends, interest and other permissible payments from its subsidiaries; the risk that our shareholders may have greater difficulty in protecting their interests than would shareholders of a U.S. corporation; and limitations on the ownership, transfer and voting rights of our common shares. As a consequence, our future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of us. The foregoing factors should not be construed as exhaustive. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events. For a detailed discussion of our risk factors, refer to Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2010.

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